                                                                    EXHIBIT 99.2


                         CONSENT OF NOMINEE FOR DIRECTOR

         The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the Cardtronics, Inc. Registration Statement on Form S-1 that the undersigned has been elected and appointed as a director of Cardtronics, Inc. effective upon completion of the offering of common stock as contemplated in the Registration Statement.

Date: April 16, 2004

                                            /s/ Nolan Lehmann
                                            -----------------------------
                                            Nolan Lehmann